Exhibit 23



     Consent of Ernst & Young LLP, Independent Auditors

We  consent to the incorporation by reference in this Annual
Report (Form 10-K) of Tyson Foods, Inc. of our report  dated
November  20,  1998, included in the 1998 Annual  Report  to
Shareholders of Tyson Foods, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-30680; 333-02135; 2-81928; 2-44550; 33-53028; 333-22883; 333-22881; 33-54716;
and 33-53026, as amended by 33-57515) pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No. 33-53177) and the related prospectus of our reports dated November 20, 1998, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended October 3, 1998.



December 14, 1998                      /s/ Ernst & Young LLP
Tulsa, Oklahoma                        ---------------------
                                           Ernst & Young LLP






























                                    91